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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12

GREENLAND CORPORATION
(Name of Registrant as specified in its charter)

Commission File Number: 017833

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

[Greenland Corporation Logo]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

To the Shareholders of Greenland Corporation:

    Notice is hereby given that the Annual Meeting of the Shareholders of Greenland Corporation (the "Company") will be held at La Costa Resort & Spa, 2100 Costa Del Mar Rd., Carlsbad, CA 92009, on Thursday, August 23, 2001 at 10:00 AM, for the following purposes:

    To elect directors for the ensuing year to serve until the next Annual Meeting of Shareholders and until their successors have been elected and qualified. The present Board of Directors of the Company has nominated and recommends FOR election the following four persons:

Thomas A. Hyde, Jr.	Gene Cross
Thomas J. Beener	George Godwin

    To amend and ratify the Company's Articles of Incorporation to affect the increase of its authorized common stock. The Board of Directors has previously ratified this amendment and recommends a vote FOR the increase of common stock authorized from 180,000,000 shares to 500,000,000 shares.

    To amend and ratify the Company's Articles of Incorporation to affect the increase of its authorized preferred stock. The Board of Directors recommends a vote FOR the increase of preferred stock authorized from 20,000 shares to 5,000,000 shares.

    To amend and ratify the 1999 Stock Option Plan to effect the increase the number of shares of common stock in the 1999 Stock Option Plan. The Board of Directors has previously ratified this amendment and recommends a vote FOR the increase from 15,000,000 shares to 100,000,000 shares.

    To approve the selection of Levitz, Zacks & Ciceric as the Company's Independent Certified Public Accountants for the ensuing year. The Board of Directors recommends FOR their election.

    To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on July 18, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. A list of such shareholders shall be open to the examination of any shareholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of Greenland Corporation.

    Accompanying this Notice is a Proxy. Whether or not you expect to be at the Annual Meeting, please sign and date the enclosed Proxy and return it promptly. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

    A copy of the Company's Form 10-KSB for the Fiscal Year ended December 31, 2000, filed with the Securities and Exchange Commission, is available to shareholders upon request.

    All shareholders are cordially invited to attend the meeting.

By order of the Board of Directors

/s/ THOMAS J. BEENER
Thomas J. Beener
Secretary

July 16, 2001
Carlsbad, California

[Greenland Corporation Logo]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND PROXY STATEMENT

     Carlsbad, California
July 16, 2001

    The Board of Directors of Greenland Corporation, a Nevada corporation (the "Company" or "Greenland") is soliciting the enclosed Proxy for use at the Annual Meeting of Shareholders of the Company to be held on August 23, 2001 (the "Annual Meeting"), and at any adjournments thereof. The Company intends to mail this Proxy Statement and accompanying proxy card on or about July 30, 2001 to all shareholders entitled to vote at the Annual Meeting.

    Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the four nominees for directors named below, FOR the amendment to the Articles of Incorporation regarding common shares, FOR the amendment to the Articles of Incorporation regarding the preferred shares, FOR the amendment to the 1999 Stock Option Plan, FOR the approval of the independent certified public accountants and FOR the ratification of all acts by the officers and directors of the Company in the previous year. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the shareholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

    A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

    The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone, or telegraph, by officers, directors, and other employees of the Company.

    The Company's mailing address is 2111 Palomar Airport Rd., Ste. 200, Carlsbad, California 92009. This address is also the Company's corporate headquarters.

VOTING

    Shareholders of record at the close of business on July 18, 2001 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    As of May 4, 2001 83,716,326 shares of common stock, par value $.001, of the Company ("Common Stock") were outstanding (excluding warrants and options now exercisable to purchase 54,070,994 shares), representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

    Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote FOR or AGAINST any matter and thus will be disregarded in the calculation of "votes cast". Any unmarked Proxies, including those submitted by brokers or nominees, will be voted FOR the nominees of the Board of Directors, as indicated in the accompanying Proxy card.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of May 4, 2001 by (i) each of the Company's named executive officers and directors, (ii) the Company's named executive officers and directors as a group and (iii) each person (or group of affiliated persons) who is known by the Company to own beneficially more than 5% of the Company's Common Stock. The business address is the same as that of the Company unless otherwise indicated.

    For purposes of this Proxy Statement, beneficial ownership of securities is defined in accordance with the rules of the Securities and Exchange Commission with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the Company believes that the beneficial owners of the securities listed below have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Unless otherwise indicated, the business address for each of the individuals listed below is the same as that of the Company.

Officers and Directors	Number of Shares Beneficially Owned	Percent (1) Beneficially Owned
Thomas A. Hyde, Jr. (2) CEO, Director	3,506,250	3%
Thomas J. Beener (3) Executive Vice President, COO, Director	5,572,574	4%
Lee Swanson (4) Director	2,172,804	2%
Gene Cross (5) Director	287,737	*
George Godwin (6) Director	350,000	*
Officers and Directors as a Group (5) Persons	11,889,365	9%
Beneficial Owner of More than 5%
Louis T. Montulli (7)	9,365,848	7%

*
Indicates an amount less than 1%.

(1)
Based on 83,716,326 shares of Common Stock outstanding as of May 4, 2001 plus 35,595,183 warrants and 18,475,811 options now exercisable for a total of 137,787,320 shares fully diluted.

(2)
Options now exercisable to purchase 3,506,250 shares of Greenland common stock at $.03 per share.

(3)
Including options now exercisable to purchase 850,000 shares of Greenland Corporation common stock at $.15 per share, and to purchase 300,000 shares of Greenland Corporation common stock at $.15 per share, and to purchase 2,681,250 shares of Greenland Corporation common stock at $.05 per share, and to purchase 200,000 shares of Greenland Corporation common stock at $.05 per share, and 400,000 shares of Greenland common stock at $.09 per share.

(4)
Including options now exercisable to purchase 1,300,000 shares of Greenland common stock at $.15 per share, and to purchase 171,428 shares of Greenland common stock at $.14 per share, and to purchase 160,000 shares of Greenland common stock at $.15 per share, and to purchase 133,332 shares of Greenland common stock at $.18 per share, and to purchase 41,378 shares of Greenland common stock at $.29 per share; Warrants now exercisable to purchase 166,666 shares of Greenland common stock at $.10 per share.

(5)
Including options now exercisable to purchase 200,000 shares of Greenland Corporation common stock at $.05 per share.

(6)
Including options now exercisable to purchase 150,000 shares of Greenland Corporation common stock at $.15 per share and 200,000 shares of Greenland Corporation common stock at $.05 per share.

(7)
Including options now exercisable to purchase 1,700,000 shares of Greenland common stock at $.15 per share, and to purchase 600,000 shares of Greenland common stock at $.06 per share, and to purchase 428,570 shares of Greenland common stock at $.14 per share, and to purchase 400,000 shares of Greenland common stock at $.15 per share, and to purchase 280,000 shares of Greenland common stock at $.03 per share, and to purchase 100,000 shares of Greenland common stock at $.04 per share; and to purchase 133,332 shares of Greenland common stock at $.18 per share, and to purchase 25,000 shares of Greenland common stock at $.24 per share; Warrants now exercisable to purchase 500,000 shares of Greenland common stock at $.05 per share, and to purchase 850,000 shares of Greenland common stock at $.20 per share, and to purchase 850,000 shares of Greenland common stock at $.25 per share, and to purchase 749,996 shares of Greenland common stock at $.10 per share.

PROPOSAL 1
ELECTION OF DIRECTORS

    The Board of Directors of the Company has nominated and recommends FOR election as directors the four persons named below, all of whom are currently serving as directors of the Company. The enclosed Proxy will be voted FOR the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the present Board of Directors to vote for a substitute, or substitutes, to be designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee, or nominees, will be required.

    Each shareholder may cast one vote for each share held by him multiplied by the number of directors to be elected, but may not cast more votes than the number of shares owned for any candidate and therefore a simple majority of the shares represented and voting will elect all of the directors. The candidates receiving the highest number of votes, up to the number of directors to be elected, will be elected.

    The Proxy may not be voted for more than four persons.

INFORMATION REGARDING NOMINEES

    The information set forth below as to each nominee for Director has been furnished to the Company by the respective nominees.

    Thomas A. Hyde, Jr., age 39, has served as Chief Executive Officer and Chairman of the Board since December 2000. Prior to his joining Greenland Corporation he was well recognized in the EFT and POS industries, having served in various executive capacities for Affiliated Computer Services, Inc. (ACS), a multi-billion dollar information technology provider. Most recently Mr. Hyde was responsible for all facets of ACS Retail Solutions sales and marketing, including its proprietary point-of-sale systems and help desk services, targeted to convenience retailing, grocery, petroleum outlets and restaurants. Before arriving at ACS, other accomplishments include the successful restructuring of 1-800-FLOWERS corporate services unit, and the turnaround of the international division of Safeguard Business Systems.

    Thomas Beener, age 51, has served as Executive Vice President and Chief Operating Officer since January 2001 and as General Counsel, Vice-President and Secretary of the Company since May 1998 and as a Director since January 1999. Mr. Beener came to Greenland with an extensive background in securities law. He is a Corporate/Securities Attorney with experience in public company counsel work, corporate, public offerings and private placements, securities compliance, mergers and acquisitions, technology licensing agreements, and broker/dealer compliance and operations. Mr. Beener founded and for nine years managed a NASD Broker/Dealer firm and has served as in-house counsel and corporate secretary to NASDAQ listed companies and served as member of board of directors to NASDAQ listed companies.

    Gene Cross, age 65, has served as Director of the Company since June 1998. Previously, Mr. Cross was Executive Vice President and Chief Financial Officer of BWIP International, Inc., a large industrial manufacturing company. Mr. Cross has been a consultant to a variety of companies involved in high technology development and manufacturing.

    George Godwin, age 65, has served as Director of the Company since June 1998. Mr. Godwin serves as Vice President at Nuclear Business Unit of BWIP International, Inc. a large industrial manufacturing company. Mr. Godwin formerly held the positions of General Manager and Regional Sales Manager of a BWIP division serving the utility industry. Mr. Godwin holds a degree in industrial engineering from Tennessee Tech and has also extended management studies at UCLA and the University of Michigan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors recommends that shareholders vote FOR the slate of nominees set forth above. Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise on the accompanying Proxy.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has established audit and compensation committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The Audit Committee consists of Thomas A. Hyde, Jr. and Gene Cross. The Compensation Committee consists of Thomas Beener, Thomas A. Hyde, Jr. and George Godwin. The functions of those committees, their members and the number of meetings held during the 2001 fiscal year are described below:

    AUDIT COMMITTEE. The Audit Committee was established to recommend to the Board of Directors the appointment of the Firm selected to be the independent public accountants for the Company. On April 25, 2001 the Board of Directors adopted a written Audit Committee Charter (Appendix I). The Audit Committee monitors the performance of such firm's reviews and approves the scope of the annual audit and quarterly reviews and evaluates with the independent public accountants the Company's annual audit and quarterly and annual financial statements. The Audit Committee reviews with management the status of the internal accounting controls to evaluate any problem areas having a potential financial impact on the Company. Any potential problem areas may be brought to its attention by management, the independent public accountants or the Board of Directors and the Audit Committee evaluates all public financial reporting documents of the Company. The Audit Committee is comprised of (1) independent director having no financial, family, or other material personal ties to management. The Audit Committee has not met during the 2001 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation and bonus structure for all executive officers and key employees. The Compensation Committee has not met during the 2001 fiscal year.

EXECUTIVE COMPENSATION

    The following table sets forth, for the fiscal years ended December 31, 1999 and December 31, 2000 the compensation awarded or paid to, or earned by, the Company's executive officers for services rendered to the Company.

Name and Position	Year	Salary		Other			Total
Louis T. Montulli, Former Director and Former Chief Executive Officer	1999 2000		— —	$ $	101,199 155,057	(1)	$ $	101,199 155,057
Thomas Beener, Executive Vice President, Chief Operating Officer and Director	1999 2000	$	— —	$ $	124,446 160,958	(1)	$ $	124,446 160,958
Lee Swanson, Director and Former President	1999 2000	$	— —	$ $	123,232 18,977	(1)	$ $	123,232 18,977
Max Farrow, Former Director and Former President	1999 2000	$ $	— 60,377	$ $	— 156,236		$ $	— 216,613
Thomas A. Hyde, Jr., Director and Chief Executive Officer	1999 2000	$	— —	$	— —		$	— —

(1)
Compensation paid in the form of shares of Common Stock or options to purchase shares of common stock of the Company.

    Max Farrow joined the Company in February 2000 and Thomas A. Hyde, Jr. joined the Company in January 2001 and accordingly, compensation as related to prior years is not applicable. During 1999 and through 2000, each of the officers and directors have received either part or all of their compensation in the form of Common Stock or options to purchase shares of common stock of the Company in order to ease the burden on the Company's cash position. Mr. Montulli and Mr. Farrow resigned from the Company in January 2001.

    In addition, during 2000 the Company paid Mr. Farrow $79,583 representing moving expenses (including real estate commissions on the sale of his home in New York), rental of apartment in California and related items. Mr. Farrow also hired his wife as an employee of the Company and paid her a salary of approximately $45,000.

    Mr. Hyde was granted options to purchase 13,800,000 shares of Greenland Common stock at $.03 per share. Options to purchase 3,506,250 are now exercisable, options to purchase 6,693,750 shares will become exercisable in increments of 956,250 over the next seven quarters, and options to purchase 3,600,000 shares will become exercisable at such time at the closing bid price for shares of Greenland Common stock equals or exceeds $1.50 per share for a total of 90 consecutive trading days during the term of Mr. Hyde's employment. Mr. Beener was granted options to purchase 10,800,000 shares of Greenland Common stock at $.05 per share. Options to purchase 2,681,250 are now exercisable, options to purchase 5,118,750 shares will become exercisable in increments of 731,250 over the next seven quarters, and options to purchase 3,000,000 shares will become exercisable at such time at the closing bid price for shares of Greenland Common stock equals or exceeds $1.50 per share for a total of 90 consecutive trading days during the term of Mr. Beener's employment.

    The Company has established annual salaries of $250,000 for Thomas A. Hyde, Jr. as Chief Executive Officer and $216,000 for Thomas Beener as Executive Vice President and Chief Operating Officer for fiscal 2001. Mr. Hyde joined the Company in January 2001. Each officer has signed an employment contract that provides for, among other things, bonus based on stock price and on the discretion of the Board of Directors.

PROPOSAL 2
AMENDMENT OF THE ARTICLES OF INCORPORATION

    Greenland Corporation's Articles of Amendment to the Articles of Incorporation currently authorizes the issuance of up to 180 million shares of common stock. As of May 4, 2001, the Company had in excess of 137 million shares issued and outstanding and/or reserved in the event of the exercise of options and warrants, leaving approximately 43 million shares available for other uses (including issuances under the company's stock-based compensation benefit plans).

    The Board of Directors is proposing an amendment to the Articles of Amendment to increase the number of authorized shares of common stock from 180 million to 500 million. If the stockholders approve this proposal, Article V of Greenland's Articles of Incorporation will amended to read in its entirety as follows:

  "The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000 shares, having a par value of $0.001 (1 mil) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The common stock shall not be divided into classes and may not be issued in series. Fully paid stock of this Corporation shall not be liable for any further call assessment."

    The Board believes that the number of shares available for issuance does not give Greenland the flexibility to issue stock for general corporate purposes, including equity funding and potential merger and acquisition purposes involving the Company's stock such as the recent $35 million equity line financing and shares required to consummate the recently announced acquisition of a privately held company. In addition, the two sets of warrants that were issued in connection with the Company's Private Placement Offering that have not yet been exercised, and if fully exercised would result in an issuance in excess of 30 million shares. The Board believes that the proposed increase in the number of authorized shares will provide the Company with the flexibility necessary to issue shares in connection with the Company's business strategy of growth through acquisitions, future financing needs and other corporate purposes without the expense of a special stockholders meeting or the delay of waiting until the next annual meeting.

    If this proposal is approved, all authorized but unissued shares of common stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances in connection with stock-based employee benefit plans, future stock splits or dividends and issuances to raise capital or effect acquisitions). There are currently no arrangements, agreements or understandings for the issuance of use of the additional shares of authorized common stock (other than issuances permitted or required under Greenland's stock-based benefit plans or awards made pursuant to those plans). If this proposal is approved, all or any of the shares may be issued without further stockholder action, unless stockholder approval is required by law.

    The stockholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that we may issue in the future, and therefore, future issuances of common stock other than on a pro rata basis to all stockholders would reduce each stockholder's proportionate interest in Greenland.

    The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary for approval of Proposal 2. Therefore, abstentions effectively count as votes against this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors has adopted and approved Proposal 2, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

PROPOSAL 3
AMENDMENT OF THE ARTICLES OF INCORPORATION

    Greenland Corporation's Articles of Incorporation currently authorizes the issuance of up to 20,000 shares of preferred stock. As of May 4, 2001, there were no preferred shares issued and outstanding.

    The Board of Directors is proposing an amendment to the Articles of Amendment to increase the number of authorized shares of preferred stock from 20,000 to 2,000,000 shares. If the stockholders approve this proposal, Article V of Greenland's Articles of Incorporation will be amended to read in its entirety as follows:

  "Furthermore, Article V is further amended to include authorization to issue two classes of Preferred Stock; 2,500,000 shares for each class. Par value to be determined at the discretion of the Board of Directors. No par value at this time. The 5,000,000 total Preferred is in addition to the 500,000,000 shares of common stock."

    The Board believes that the number of preferred shares available for issuance does not give Greenland additional flexibility to issue stock for general corporate purposes, including equity funding and potential merger and acquisition purposes involving the Company's stock. The Board further believes that with the additional level of stock, the business strategy will be more flexible and the opportunities available will be greater. In addition, the proposed increase in the number of authorized preferred shares will provide the flexibility necessary to issue shares in connection with the Company's business strategy and future opportunities without the expense of a special stockholders meeting or the delay of waiting until the next meeting.

    If this proposal is approved, all authorized but unissued shares of preferred stock will be available for issuance from time to time for any proper purpose approved by the Board (including issuances in connection with stock-based employee benefit plans, future stock splits or dividends and issuances to raise capital or effect acquisitions). There are currently no arrangements, agreements or understandings for the issuance of use of the additional shares of authorized preferred stock. If this proposal is approved, all or any of the shares may be issued without further stockholder action, unless law requires stockholder approval.

    The stockholders do not have preemptive or similar rights to subscribe for or purchase any additional shares of common stock that we may issue in the future, and therefore, future issuances of common stock other than on a pro rata basis to all stockholders would reduce each stockholder's proportionate interest in Greenland.

    The affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting is necessary for approval of Proposal 3. Therefore, abstentions effectively count as votes against this proposal

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors has adopted and approved Proposal 3, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

PROPOSAL 4
AMENDMENT OF 1999 STOCK OPTION PLAN

    At the Company's 2000 Annual Meeting the shareholders amended the 1999 Stock Option Plan that provided for 15 million shares of common stock (the "Plan"). During the year 2000 the Company issued stock options as compensation in lieu of cash. In addition, the Company's planned acquisition strategy will require the issue of stock options for key personnel at the acquired companies. Currently 12 million shares have been issued pursuant to the Amended Plan.

    Accordingly, the Board of Directors has determined that the Amended 1999 Stock Option Plan is not adequate to meet the needs of the Company and that the Company may have difficulty retaining key personnel unless the number of shares of Common Stock available in the Plan is increased to meet the Company's present and future needs. Therefore, the Board of Directors believes that ARTICLE 4 of the 1999 Stock Option Plan should be amended to increase the number of shares authorized in the Plan from 15 million to 100 million. All terms and conditions of the Plan will remain unaffected.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors has adopted and approved Proposal 4, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

PROPOSAL 5
ELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Levitz, Zacks & Ciceric to serve as the Company's independent accountants for the fiscal year 2000. Levitz, Zacks & Ciceric has served as the Company's independent accountants since 1999.

RECOMMENDATION OF THE BOARD OF DIRECTORS

    The Board of Directors has adopted and approved Proposal 6, subject to the requisite approval by the Company's Stockholders. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the Proposal. The Board of Directors of the Company has considered the Proposal and recommends that the Company's Stockholders adopt the Proposal as set forth in this information statement.

CERTAIN TRANSACTIONS

    During 2001 certain Officers and Directors made loans to the Company. Thomas Beener loaned the Company $12,000 and as part of the transaction purchased warrants to acquire 160,000 shares of Greenland common stock at $.10 per share and Thomas A. Hyde, Jr. loaned the Company $12,000 and as part of the transaction purchased warrants to acquired 160,000 shares of Greenland common stock at $.10 per share. The loans are currently outstanding.

    In January 2001 Max Farrow resigned his positions as President and Director of Greenland. The former Chief Executive Officer of Greenland Louis T. Montulli, on behalf of Greenland, had entered into a three-year employment agreement with Mr. Farrow. At the time of Mr. Farrow's resignation two years remained on the term of the employment agreement. As a settlement to amounts allegedly owed pursuant to the agreement, Greenland agreed to pay Mr. Farrow the sum of $125,000, contingent upon the performance by Intellicorp. This payment is in addition to all other compensation paid to Mr. Farrow for his actual 11 months of employment.

    In January 2001 Louis T. Montulli resigned his positions as Chief Executive Officer and Director of Greenland. As part of the terms of resignation Mr. Montulli was granted warrants to purchase 500,000 shares of Greenland common stock at $.05 per share.

OTHER MATTERS

    The Board of Directors does not know of any matter to be presented at the Annual Meeting, which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting however, the persons names in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Stockholder proposals intended to be presented at the 2001 Annual Meeting (the meeting to be held following the end of fiscal year 2000) must be received on or before July 10, 2001 by the Company at its office address set forth on the first page of this proxy statement, and all the other conditions of Rule 14a-8 under the Securities Exchange Act of 1934 must be satisfied, for such proposals to be included in Greenland Corporation's proxy statement and form of proxy relating to that meeting.

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SELECTED HISTORICAL COMBINED FINANCIAL DATA

YEAR ENDED DECEMBER 31,	2000	1999
	Audited	Audited
Gross revenues	$660,000	$272,000
Operating earnings (loss)	(7,174,000)	(4,313,000)
Other income (loss)	(405,000)	(3,221,000)
Net earnings (loss)	(7,581,000)	(6,822,000)
Loss per common share	(0.14)	(0.27)

Shares outstanding (weighted average)	56,108,000	25,262,000
At Year End
Current assets	434,000	792,000
Properties, net of depreciation	886,000	190,000
Other assets	30,000	8,000

Total assets	4,606,000	4,753,000

Current liabilities	463,000	98,000
Long-term debt	300,000	-0-
Total liabilities	1,873,000	1,368,000

Common stock, $.001 par value	70,000,000	35,000,000
Paid-in capital	24,399,000	16,882,000
Retained deficit	(21,288,000)	(13,707,000)

Shareholders' equity	2,733,000	3,385,000

Common shares outstanding at 12/31	70,000,000	35,000,000

    The Company's Form 10-KSB for the fiscal year ended December 31, 2000 was filed with the Securities and Exchange Commission in April 17, 2001. Additional information is available to beneficial owners of Common Stock of the Company on the record date for the Annual Meeting of Shareholders.

    A copy of the Company's Form 10-KSB will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a shareholder of the Company at such date. Requests should be directed to the Director of Investor Relations.

ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN THE
ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS J. BEENER

Thomas J. Beener
Secretary

EXHIBIT A

PROPOSED AMENDMENT OF ARTICLES OF INCORPORATION
GREENLAND CORPORATION

    RESOLVED, the Certificate of Incorporation of this Corporation be amended such that the first sentence of the paragraph numbers Article V—AUTHORIZED SHARES so that as amended said sentence shall be read "The aggregate number of shares which the Corporation shall have authority to issue as 500,000,000, having a par value of $0.001 (1 mil) per share".

APPENDIX I

GREENLAND CORPORATION
AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the Greenland Corporation Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least one director who is independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

    The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

RESPONSIBILITES

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible and economic in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are of value and in accordance with all requirements and are of the highest quality. The Board shall review the Charter on an annual basis.

    In carrying out these responsibilities, the Audit Committee will:

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  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries and, where appropriate, recommend the replacement of the Auditors.

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  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

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  Assure that the services provided by the independent auditors are being provided at reasonable cost and are being reasonably and professionally rendered. Annually, receive from the Auditors a report confirming their independence from the corporation consistent with Independence Standards Board Standard 1.

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  Review with the independent auditors, the Company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are economically desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

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  Review the financial statements contained in the quarterly and annual reports to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

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  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee. Among the items to be discussed in these meetings are the independent auditors evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

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  Review accounting, financial, and human resources succession planning within the Company.

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  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors and Corporate Secretary.

SAFE HARBOR STATEMENT

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the corporation's financial statements are complete, accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between Management and the Auditors or to assure compliance with applicable laws and regulations.

PROXY SOLICTIED ON BEHALF OF THE BOARD OF DIRECTORS
FOR ANNUAL MEETING OF SHAREHOLDERS ON JULY 20, 2001

  The undersigned hereby appoint Thomas A. Hyde, Jr., Thomas J. Beener, Gene Cross, and George Godwin and each and any of them, as true and lawful agents and proxies with full power of substitution in each, to represent the undersigned in all matters coming before the Annual Meeting of Shareholders of Greenland Corporation to be held at the La Costa Resort & Spa, 2100 Costa Del Mar Rd., Carlsbad, CA 92009 at 10:00 AM Pacific Time, on Thursday, August 23, 2001, and any adjournments thereof, and to vote as follows:

1.	ELECTION OF DIRECTORS
Nominees: Thomas A. Hyde, Jr., Thomas J. Beener, Gene Cross and George Godwin.
/ / VOTE FOR all nominees listed above.
/ / VOTE WITHELD from all nominees listed above.
2.	AMENDMENT OF ARTICLES OF INCORPORATION, Common shares
	FOR: / /	AGAINST: / /	ABSTAIN: / /
3.	AMENDMENT OF ARTICLES OF INCORPORATION, Preferred shares
	FOR: / /	AGAINST: / /	ABSTAIN: / /
4.	AMENDMENT OF 1999 STOCK OPTION PLAN
	FOR: / /	AGAINST: / /	ABSTAIN: / /

5.	ELECTION OF LEVITZ, ZACKS & CICERIC as the Company's independent auditors for fiscal 2000
	FOR: / /	AGAINST: / /	ABSTAIN: / /
6.	OTHER MATTERS In their discretion, to vote with respect to any other matters that may come before the Meeting or any adjournment thereof, including matters incident to its conduct.
	FOR: / /	AGAINST: / /	ABSTAIN: / /

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED ABOVE BY THE SHAREHOLDER. TO THE EXTENT CONTRARY SPECIFICATIONS ARE NOT GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEMS 1 AND 5.

PROXY NUMBER	NUMBER OF SHARES
PLEASE SIGN EXACTLY AS NAME APPEARS BELOW
DATED
Signature
Signature

Joint Owners should each sign. Attorney-in-fact, administrators, custodians, partners, or corporation officers should give full title.

PLEASE DATE, SIGN, AND RETURN IN THE ENCLOSED ENVELOPE PROMPTLY.

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SCHEDULE 14A INFORMATION
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
VOTING
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING NOMINEES
RECOMMENDATION OF THE BOARD OF DIRECTORS
COMMITTEES OF THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL 2 AMENDMENT OF THE ARTICLES OF INCORPORATION
RECOMMENDATION OF THE BOARD OF DIRECTORS
PROPOSAL 3 AMENDMENT OF THE ARTICLES OF INCORPORATION
RECOMMENDATION OF THE BOARD OF DIRECTORS
PROPOSAL 4 AMENDMENT OF 1999 STOCK OPTION PLAN
RECOMMENDATION OF THE BOARD OF DIRECTORS
PROPOSAL 5 ELECTION OF INDEPENDENT AUDITORS
RECOMMENDATION OF THE BOARD OF DIRECTORS
CERTAIN TRANSACTIONS
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING
SELECTED HISTORICAL COMBINED FINANCIAL DATA
EXHIBIT A PROPOSED AMENDMENT OF ARTICLES OF INCORPORATION GREENLAND CORPORATION
APPENDIX I GREENLAND CORPORATION AUDIT COMMITTEE CHARTER
PROXY SOLICTIED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS ON JULY 20, 2001